Exhibit 3.1
AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
AMERICAN NATIONAL INSURANCE COMPANY
     Pursuant to the applicable provisions of the Texas Business Corporations Act and the Texas Insurance Code, American National Insurance Company adopts the following Articles of Amendment to its Restated Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is AMERICAN NATIONAL INSURANCE COMPANY.
ARTICLE TWO
     An amendment to ARTICLE IV of the Restated Articles of Incorporation was adopted by the shareholders of the corporation on April 28, 2000. The full text of ARTICLE IV of the Restated Articles of Incorporation as amended reads as follows:
“ARTICLE IV
     “The purposes for which the Corporation is formed are the following:
“1.	To transact the following types of insurance business:
“A.	Life insurance business, involving the payment of money or other thing of value conditioned on the continuance or cessation of human life, or involving an insurance, guaranty, contract or pledge for the payment of endowments or annuities;

“B.	Accident insurance business, involving the payment of money or other thing of value, conditioned upon the injury, disablement or death of persons resulting from general accident or from traveling by land, air, or water;

“C.	Health insurance business, involving the payment of any amount of money, or other thing of value, conditioned upon loss by reason of disability caused by sickness or ill health; and

“D.	Legal services insurance, involving the issuance of legal services contracts on individual, group, or franchise bases;
“and

“2.	To transact any other business permitted by applicable law.”

ARTICLE THREE
     The number of shares of the corporation outstanding at the time of such adoption was 26,558,165; and the number of shares entitled to vote thereon was 26,558,165.
ARTICLE FOUR
     The number of shares voted for such amendment was 24,615,133; and the number of shares voted against such amendment was 5,089.
DATED: May 12, 2000.

AMERICAN NATIONAL INSURANCE COMPANY
By:	/s/ G. Richard Ferdinandtsen
G. Richard Ferdinandtsen
President and Chief Operating Officer

Subscribed and sworn to before me this 15th day of May, 2000.
[SEAL]

/s/ Karen Poor
Notary Public, State of Texas

By:	/s/ V. E. Soler, Jr.
Vincent E. Soler, Jr.
Vice President, Secretary and Treasurer
Subscribed and sworn to before me this 12th day of May, 2000.
[SEAL]

/s/ Vicky Martinez
Notary Public, State of Texas

ARTICLES OF AMENDMENT
TO THE
RESTATED ARTICLES OF INCORPORATION
OF
AMERICAN NATIONAL INSURANCE COMPANY
     Pursuant to applicable provisions of the Texas Business Corporation Act and of the Texas Insurance Code, American National Insurance Company adopts the following Articles of Amendment to its Restated Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is AMERICAN NATIONAL INSURANCE COMPANY.
ARTICLE TWO
     A new Article, to be numbered ARTICLE X of the Restated Articles of Incorporation, was adopted by the shareholders of the corporation on April 29, 1988. The full text of the new ARTICLE X being added to the Restated Articles of Incorporation reads as follows:
“ARTICLE X
“A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except for liability:
“(i)	for any breach of a director’s duty of loyalty to the Company or its shareholders,

“(ii)	for acts or omissions not in good faith or that involves intentional misconduct or a knowing violation of the law,

“(iii)	for any transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office,

“(iv)	for any act or omission for which the liability of a director is expressly provided for by statute, or

“(v)	for an act related to an unlawful stock repurchase or payment of a dividend.”
ARTICLE THREE
     The number of shares of the corporation outstanding at the time of such adoption was 28,267,340; and the number of shares entitled to vote thereon was 28,267,340.

ARTICLE FOUR
     The number of shares voted for such amendment was 21,471,433; and the number of shares voted against such amendment was 89,944.
DATED: May 27, 1988.

AMERICAN NATIONAL INSURANCE COMPANY
	By:	/s/ Orson C. Clay
Orson C. Clay
President

	By:	/s/ Jean N. Bell
Jean N. Bell
Assistant Secretary

THE STATE OF TEXAS	§
§
COUNTY OF GALVESTON	§

     I, Cheri Brown, a Notary Public, do hereby certify that on the 27th day of May, 1988, personally appeared before me ORSON C. CLAY, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared to me that he is President of the corporation and that he executed the foregoing document in the capacity therein stated, and he declared that the statements therein contained are true and correct.
     IN WITNESS WHEREOF I have hereunto set my hand and seal of office this 27th day of May, 1988.

/s/ Cheri Brown
[SEAL]	Notary Public in and for The State of Texas
Cheri Brown
Printed or Typed Name of Notary My commission expires: 2-21-89

RESTATED ARTICLES OF INCORPORATION
(with Amendments)
OF
AMERICAN NATIONAL INSURANCE COMPANY
     1. American National Insurance Company (the “Corporation”), hereby restates and amends its previously filed Restated Articles of Incorporation, restating the entire text of its Restated Articles of Incorporation, and amending such Restated Articles of Incorporation as set forth herein (such Restated and amended Restated Articles of Incorporation, all prior amendments, and the amendments effected hereby being called the “Restated Articles”).
     2. These Restated Articles accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by these Restated Articles, and contain no other changes of a substantive nature in any provision thereof, except for the following:
(a)	Article VI of the previously filed Restated Articles of Incorporation is hereby amended by these Restated Articles to decrease and reclassify the authorized capital stock of the Corporation from 62,000,000 common shares (such 62,000,000 common shares being previously classified into 50,000,000 shares of Class A Common Stock with par value of $1 per share and 12,000,000 shares of nonvoting Class B Common Stock with a par value of $1 per share) to 50,000,000 shares of voting common stock having a par value of $1 per share (of which at least 50% has been fully subscribed and fully paid for), and deleting all of the previously authorized 12,000,000 shares of nonvoting Class B Common Stock (none of which has been issued), as more fully described in such Article VI.

(b)	The amendment made by these Restated Articles has been effected in conformity with the applicable provisions of the Texas Business Corporation Act and the Texas Insurance Code.
     3. These Restated Articles were duly adopted by the shareholders of the Corporation at a special stockholder’s meeting held on January 3, 1979.
     4. The number of shares of the Corporation outstanding and entitled to vote on these Restated Articles was 32,793,416; the number of such shares voted FOR and the number of such shares voted AGAINST such Restated Articles was as follows:

		Percentage	Percent of Total
FOR	AGAINST	for Adoption	Outstanding Shares
32,793,416	-0-	100%	100%
     5. The previously filed Restated Articles of Incorporation are hereby superseded in their entirety by the following Restated Articles:

RESTATED ARTICLES OF INCORPORATION
OF
AMERICAN NATIONAL INSURANCE COMPANY
ARTICLE I
     The name of the Corporation is AMERICAN NATIONAL INSURANCE COMPANY.
ARTICLE II
     The names of the initial incorporators, all of Galveston, Texas, are shown below:
W. L. Moody, Jr.
I.H. Kempner
M.O. Kopperl
ARTICLE III
     The location of the Home Office of the Corporation shall be Galveston, Galveston County, Texas.
ARTICLE IV
     The purpose for which the Corporation is formed is to transact the following types of insurance business:
A.	Life insurance business, involving the payment of money or other thing of value, conditioned on the continuance or cessation of human life, or involving an insurance, guaranty, contract or pledge for the payment of endowments or annuities.

B.	Accident insurance business, involving the payment of money or other thing of value, conditioned upon the injury, disablement or death of persons resulting from general accident or from traveling by land, air, or water.

C.	Health insurance business, involving the payment of any amount of money, or other thing of value, conditioned upon loss by reason of disability caused by sickness or ill health.

D.	Legal services insurance, involving the issuance of legal services contracts on individual, group, or franchise bases.
ARTICLE V
     The period of duration of the Corporation is five hundred (500) years.
ARTICLE VI
     The total number of shares of stock which the Corporation shall have authority to issue is 50,000,000 shares of voting common stock with a par value of $1 each.
ARTICLE VII
     32,793,416 shares of common stock of the Corporation having full voting rights have been fully subscribed, are fully paid for and are presently outstanding. All of such outstanding shares are hereby designated and shall continue to constitute shares of the voting common stock of the Corporation.
ARTICLE VIII
     No holder of any of the voting common stock of the Corporation, whether now or thereafter authorized and issued, shall be entitled as a matter of right to purchase or subscribe for (1) any unissued shares of stock of any class, or (2) any additional shares of any class, common or preferred, authorized to be issued, or (3) any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors of the Corporation to such person, firms, corporations or associations and upon such terms as may be deemed advisable by such Board of Directors in the exercise of its discretion.
ARTICLE IX
     At each election for Directors every holder of voting common stock entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected and for whose election the stockholder has a right to vote. It is expressly prohibited for any stockholder to cumulate his votes in any election of Directors.
DATED 1-3-79.

AMERICAN NATIONAL INSURANCE COMPANY
	By:	/s/ Orson C. Clay
Orson C. Clay, President

/s/ C. D. Thompson
C. D. Thompson, Secretary

THE STATE OF TEXAS		§
§
COUNTY OF GALVESTON		§

     I, Mildred Jones, a Notary Public, do hereby certify that on this 3rd day of January, 1979, personally appeared before me ORSON C. CLAY, who declared he is the President of the Corporation executing the foregoing document, and being first duly sworn, acknowledged that he had signed the foregoing document in the capacity therein set forth, and declared that the statements therein contained are true and correct.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal this day and year before written.

/s/ Mildred Jones
Notary Public in and for
Galveston County, Texas

My Commission Expires:
[Seal]